REVOLVING CREDIT PROMISSORY NOTE



$300,000                                                        October 24, 1996
                                                          Minneapolis, Minnesota


         FOR VALUE RECEIVED, the undersigned, MERCURY WASTE SOLUTIONS, INC., a Minnesota corporation ("Maker") promises to pay to the order of BRAD J. BUSCHER, an individual or his assigns (the "Lender"), at his office c/o BANKERS AMERICAN CAPITAL CORPORATION, 302 N. Riverfront Drive, Mankato, MN 56001, or any other place subsequently designated in writing by the holder hereof, UPON DEMAND, the principal sum of Three Hundred Thousand and No/100 Dollars ($300,000), or if less, the aggregate unpaid principal outstanding hereon, together with interest at a variable rate equal to the Prime Rate plus two percent (2%) per annum. Interest shall be computed on the actual days elapsed in a year of 360 days. For purposes of this Note, "Prime Rate" shall mean the rate of interest published from time to time in the Money Rates Column of the money & Investing Section of the Wall Street Journal as the "Prime Rate", as the same may change from time to time.

         Interest accruing on this Note shall be payable monthly, commencing November 1, 1996, and on the first day of each month thereafter until demand for repayment by Lender, at which time the entire principal balance outstanding plus all unpaid accrued interest shall be due and payable in full.

         Maker may borrow and repay and reborrow against this Note, up to the maximum principal amount outstanding at any one time of $300,000 to fund Maker's working capital needs.

         Both principal and interest are payable in lawful money of the United States of America to Lender at the office of Lender at the location described above.

         This Note is secured by the assets of the Maker pursuant to the terms of that certain Security Agreement dated January 4, 1996 executed by Maker in favor of Lender, as the same may be amended from time to time (the "Security Agreement").

         This Note may be prepaid in whole or in part at any time without penalty or premium

         Maker hereby waives demand, presentment for payment, notice of nonpayment, protest and notice of protest hereon, agrees that when or at any time after this Note becomes due, the holder hereof may, without notice, offset or charge this Note against any Lender account or other account when maintained by Maker with the holders hereof, and agrees to pay, upon the occurrence of an Event of Default, all costs of collection, including, but not limited to, reasonable attorneys' fees, whether or not suit is commenced.

         This Note shall be governed by, interpreted and constructed in accordance with the internal laws of the State of Minnesota. The undersigned hereby consents to the personal jurisdiction of the state and federal courts located n the State of Minnesota in connection with any controversy related to this Note, waives any argument that venue in such forums is not convenient and agrees that any litigation instigated by the undersigned against the Lender in connection with this Note, or any document or instrument securing payment of this Note shall be venued in either the District Court of Hennepin County, Minnesota or the United States District Court for the District of Minnesota, Fourth Division.

                                       MERCURY WASTE SOLUTIONS, INC.
                                       a Minnesota corporation


                                       By_______________________________
                                         Its____________________________